Exhibit 99.2

GASTROENTEROLOGY CENTER OF THE

MID-SOUTH, P.C. AND SUBSIDIARY

d/b/a GASTRO ONE

CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

March 31, 2016

GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.

AND SUBSIDIARY d/b/a GASTRO ONE

CONSOLIDATED BALANCE SHEET (Unaudited)

March 31, 2016

Assets

Current Assets
Cash and cash equivalents	$3,910,122
Accounts receivable, trade, net of allowances	5,862,456
Accounts receivable, affiliates	33,373
Note receivable, stockholder, current portion	31,545
Total current assets	9,837,496

Property and equipment, net of depreciation	2,463,964

Other Assets
Note receivable, stockholder, net of current portion	85,271

Total assets	$12,386,731

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$818,796
Accrued wages and benefits	4,781,645
Refunds payable	2,126,032
Stockholder payable	155,522
Capital leases payable, current portion	161,298
Total current liabilities	8,043,293

Other Liabilities
Capital leases payable, net of current portion	453,852

Total liabilities	8,497,145

Stockholders' Equity
Common stock, no par value, 1,000 shares authorized; 120 shares issued and outstanding at March 31, 2016	1,924,701
Retained earnings	1,964,885
Total stockholders' equity	3,889,586

Total liabilities and stockholders' equity	$12,386,731

The accompanying notes are an integral part of the financial statements.

These financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them.

1

GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.

AND SUBSIDIARY d/b/a GASTRO ONE

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

For the Quarter Ended March 31, 2016

Revenues
Patient service revenue	$17,418,778
Drug study revenue	330,479
Refunds and returned checks	(170,948)
Net revenue	17,578,309

Operating expenses
Payroll and related benefits	4,348,434
Drugs and medicines	1,407,174
Medical supplies	568,820
Facilities costs	1,227,535
Professional fees	237,480
Bad debt recoveries	(145,000)
Depreciation expense	165,074
General and administrative expenses	465,179
Total operating expenses	8,274,696

Income from operations before specially allocated items	9,303,613

Specially allocated items
Salaries - physicians	7,036,461
Profit sharing - physicians	282,008
Other benefits - physicians	418,697
Total specially allocated items	7,737,166

Net income	$1,566,447

The accompanying notes are an integral part of the financial statements.

These financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them.

2

GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.

AND SUBSIDIARY d/b/a GASTRO ONE

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (Unaudited)

For the Quarter Ended March 31, 2016

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance, December 31, 2015	116	$1,924,701	$398,438	$2,323,139

Net income	-	-	1,566,447	1,566,447
Issuance of common stock	4	-	-	-

Balance, March 31, 2016	120	$1,924,701	$1,964,885	$3,889,586

The accompanying notes are an integral part of the financial statements.

These financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them.

3

GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.

AND SUBSIDIARY d/b/a GASTRO ONE

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

For the Quarter Ended March 31, 2016

Cash Flows Provided By Operating Activities:
Net income	$1,566,447
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation	165,074
Change in Operating Assets and Liabilities:
Increase (Decrease) in Cash and Cash Equivalents:
Accounts receivable	(115,659)
Accounts receivable, other	442,029
Accounts payable	(1,446,740)
Accrued expenses	2,323,258
Refunds payable	(34,007)
Stockholder payable	83,385
Total adjustments	1,417,340

Net cash provided by operating activities	2,983,787

Cash Flows Used For Investing Activities:
Purchase of equipment	(20,585)

Cash Flows Used For Financing Activities:
Repayment of capital lease obligation	(39,595)

Increase in cash and cash equivalents	2,923,607

Cash and cash equivalents - beginning of quarter	986,515

Cash and cash equivalents - end of quarter	$3,910,122

The accompanying notes are an integral part of the financial statements.

These financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them.

4

GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.

AND SUBSIDIARY d/b/a GASTRO ONE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2016

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

Organization

Gastroenterology Center of the MidSouth, P.C. (“GCMS”) and Subsidiary d/b/a Gastro One (the “Company”) is organized under the laws of the State of Tennessee and includes the consolidated financial statements of GCMS and G.I. Diagnostic and Therapeutic Center, LLC, a wholly-owned subsidiary. The Company operates an independent practice with seven out-patient offices and three endoscopic center locations in the Mid-South providing treatment of all gastrointestinal disorders.

Financial Statement Presentation and Method of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements present the consolidated financial results of GCMS and G.I. Diagnostic and Therapeutic Center, LLC, with all significant balances and transactions between the two entities eliminated.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Concentrations and Credit Risks

The Company's credit risks relate primarily to cash and cash equivalents and accounts receivable. Cash and cash equivalents are held primarily in a bank account. Accounts at the institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to an aggregate of $250,000. From time to time, the Company may have amounts on deposit in excess of FDIC limits. Management believes the Company is not exposed to any significant credit risk on cash.

These financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them.

5

For the quarter ended March 31, 2016, approximately 72% of gross revenues were paid or adjusted to net contractual amounts by three third-party payors.

Accounts receivable consists primarily of amounts due from Medicare, private insurance companies, and patients located in Memphis and surrounding communities. The Company performs continual credit evaluations and uses the allowance method to account for bad debts.

For the quarter ended March 31, 2016, one vendor accounted for 39% of non-payroll-related purchases.

Property and Equipment

Purchases of property and equipment are recorded at cost. Depreciation is computed on a straight-line basis based on the estimated useful lives of the assets, ranging from 3 to 15 years. The Company capitalizes property and equipment additions having a cost of $1,000 or greater.

Income Taxes

The Company has elected to be treated as an S corporation under the Internal Revenue Code. As a result, the stockholders of the corporation must report the Company’s net income or loss on their individual tax returns. Accordingly, the financial statements reflect no provisions or liability for federal income taxes related to operations. However, the Company is still subject to state franchise and excise taxes.

Net Patient Service Revenue and Accounts Receivable

The Company recognizes patient service revenue associated with services provided to patients who have third-party payor coverage on the basis of contractual rates for the services rendered. For uninsured patients that do not qualify for charity care, the Company recognizes revenue on the basis of its standard rates for services provided net of contractual adjustments for amounts and rates negotiated with third-party payors. On the basis of historical experience, a significant portion of the Company’s uninsured patients will be unable or unwilling to pay for the services provided. Thus, the Company records a provision for bad debts related to uninsured patients in the period the services are provided. Accounts receivable are reduced by this allowance for doubtful accounts. In evaluating the collectability of accounts receivable, the Company analyzes its past history and identifies trends to estimate the appropriate allowance for doubtful accounts and provision for bad debts. Management regularly reviews data about major payor sources of revenue in evaluating the sufficiency of the allowance for doubtful accounts.

These financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them.

6

For receivables associated with services provided to patients who have third-party coverage, the Company analyzes contractually due amounts and provides an allowance for contractual adjustments. For receivables associated with self-pay patients (which includes both patients without insurance and patients with deductible and copayment balances due for which third-party coverage exists for part of the bill), the Company records a provision for bad debts in the period of service on the basis of its past experience. The difference between the standard rates (or the discounted rates if negotiated) and the amounts actually collected after all reasonable collection efforts have been exhausted is charged off against the allowance for doubtful accounts.

Charity Care

The Company provides charity care to patients who meet certain criteria. Charity Care provided for the quarter ended March 31, 2016 was $130,173.

Date of Management Review

In accordance with generally accepted accounting principles, the Company evaluated its March 31, 2016 consolidated financial statements for subsequent events through May 16, 2016, the date the consolidated financial statements were available to be issued. The Company’s management is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements.

NOTE 2 – ACCOUNTS AND NOTES RECEIVABLE

Accounts receivable and related allowances consisted of the following at March 31, 2016:

Accounts receivable, trade	$25,012,456
Allowance for contractual adjustments	(15,272,000)
Allowance for doubtful accounts	(3,878,000)
Accounts receivable, trade, net of allowances	$5,862,456

For the quarter ended March 31, 2016, bad debt recoveries included in the Statement of Operations was $145,000.

As of March 31, 2016, notes receivable, stockholder, are due from stockholders in accordance with the Company’s Third Amended and Restated Shareholders’ Agreement (the “Agreement”), which allows new stockholders to acquire shares of the company via the execution of a note, whereby the stockholder pays the note over a period of three years. The notes receivable as of March 31, 2016 will be received in the following years ending December 31:

These financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them.

7

2016	$31,545
2017	53,727
2018	31,544
$116,816

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2016:

Computers and equipment	$8,097,622
Furniture and fixtures	875,479
Leasehold improvements	1,732,731
10,705,832
Less: accumulated depreciation	(8,241,868)
Property and equipment, net of depreciation	$2,463,964

Property and equipment includes assets acquired through capital leases, and depreciation expense includes the amortization expense of these capital lease assets. See Note 4 for capital lease disclosure. Depreciation expense for the quarter ended March 31, 2016 was $165,074.

NOTE 4 – CAPITAL LEASE OBLIGATIONS

Capital leases consisted of the following at March 31, 2016:

Capital lease with a financial services company, payable in monthly installments of $14,759 for 60 months, secured by equipment, interest imputed at 2.92%, the Company's incremental borrowing rate	$615,150

Less: current portion	(161,298)
$453,852

The related assets are included in property and equipment at March 31, 2016 with total costs of $823,026 and accumulated amortization of $233,191. Amortization expense for these assets was $41,151 for the quarter ended March 31, 2016, and is included in depreciation expense.

These financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them.

8

Future minimum capital lease payments for the years ending December 31 are as follows:

2016	$132,835
2017	177,114
2018	177,114
2019	162,354
649,417
Less: amounts representing interest	(34,267)
Present value of future minimum lease payments	$615,150

NOTE 5 – OPERATING LEASES

The Company has several non-cancelable operating leases for equipment and facilities. Total rental expense under these and other month-to-month leases was $650,921 for the quarter ended March 31, 2016.

Future minimum lease payments under non-cancelable operating leases for the years ending December 31 are as follows:

2016	$1,682,160
2017	2,250,743
2018	2,283,975
2019	1,850,823
2020	1,399,451
Thereafter	10,498,698
$19,965,850

NOTE 6 – PROFIT SHARING AND 401(K) PLAN

The Company has a profit sharing and 401(k) plan covering substantially all full-time employees. Eligibility requirements are at least one year of employment (minimum of 1,000 hours) and attainment of age 21. Employees’ contributions to the plan are voluntary, and subject to IRS limitations. The Company has a matching contribution policy of 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions. The Company’s profit sharing contributions are voluntary. For the quarter ended March 31, 2016, the cost of the Company’s contributions was $507,459.

NOTE 7 – UNUSED REVOLVING CREDIT NOTE

In 2015, the Company obtained a revolving credit note with a bank for $1,500,000, renewable annually, bearing interest at the LIBOR rate plus 2.75% and collateralized by the equipment and other assets of the Company. There was no outstanding balance as of March 31, 2016.

These financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them.

9